UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2016

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

1-5256	Pennsylvania	23-1180120
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina		27408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 26, 2016, V. F. Corporation (the “Company”) completed its previously announced disposition of its Contemporary Brands Coalition comprising the brands 7 For All Mankind®, Splendid® and Ella Moss®, including all retail, wholesale and e-commerce services and operations related thereto (the “Contemporary Brands Business”) to Delta Galil Industries Ltd. for approximately $120 million in cash (such agreement, the “Asset and Stock Purchase Agreement”). The transfer of certain assets included in the Contemporary Brands Business located in Europe will occur at a later date as specified in the Asset and Stock Purchase Agreement.

The Company issued a press release dated August 26, 2016 announcing the completion of the disposition of the Contemporary Brands Business. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

The foregoing summary of the Asset and Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset and Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 30, 2016, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated August 26, 2016, titled “VF Corporation Completes the Sale of its Contemporary Brands Businesses to Delta Galil Industries, Ltd.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: August 26, 2016	By:	/s/ Laura C. Meagher
Name: Laura C. Meagher
Title: Vice President, General Counsel and Secretary